Exhibit 99.1





                    ALBERTSONS ANNOUNCES 4Q AND 2002 RESULTS
             2002 Net Earnings Rise +15.6% Before Accounting Change
                  Total Year EPS Up +2.9% Before One-Time Items
           4Q Results Meet Guidance & Consensus . . . Sales Trends Improve


BOISE, Idaho - Albertsons, Inc. (ABS:NYSE), one of the world's largest food and drug retailers, today announced fourth quarter and total year 2002 results. For the year, earnings before one-time items totaled $2.13 per diluted share, up 2.9% versus the $2.07 per share earned in 2001. Fourth quarter EPS on the same basis totaled $0.52 per share, in line with both Company guidance and the First Call consensus of industry analysts, versus the $0.63 per share for the same period a year earlier.

     Reported net earnings for FY 2002 increased 15.6% to $579 million before the effect of an accounting change, versus $501 million on the same basis in the prior year. For the quarter, reported net earnings totaled $205 million versus $290 million in last year's fourth quarter. Reported net earnings, including the accounting change and one-time items, totaled $485 million for the year, 3% lower than the $501 million in the year earlier on the same basis.

     Sales for the year totaled $35.6 billion, 2.7% lower than the prior year, reflecting the impact of the Company's planned restructuring program. During the year, the Company completed the sale or closure of 226 unprofitable or non-strategic stores. Since the Company began its major restructuring program in April 2001, it has closed or sold 441 unprofitable or non-strategic stores. Quarterly sales totaled $9.1 billion versus $9.3 billion in last year's fourth quarter.

     Comparable store sales for the quarter declined 0.8% while identical store sales fell 1.2%. This was an 80 basis point improvement versus third quarter 2002 results, reflecting the effectiveness of the Company's previously announced program to improve sales trends. For 2002, comparable store sales ended the year down 0.4% while identical store sales fell 0.9%.

                                     -more-

Page 2 - ALBERTSONS ANNOUNCES 4Q AND 2002 RESULTS



     Cash flow from operations for the year totaled $2.063 billion, a $54 million increase from last year's $2.009 billion. This strong cash performance allowed the Company to continue investments in its store base. During the year, the Company opened 93 new stores and remodeled 207. Remodels in 2002 increased over 100%, making a major shift in the Company's deployment of capital to boost ROIC. In addition, the Company returned $862 million in cash to shareowners during the year by repurchasing shares of its stock, $315 million of which it repurchased during the fourth quarter.

     Gross margin from continuing operations was 28.56% in the fourth quarter, down 32 basis points from 28.88% in the same period last year, reflecting the Company's previously stated decision to invest in more aggressive pricing and promotion.

     During the quarter, Selling, General, and Administrative Expenses rose 76 basis points to 23.97% versus 23.21% in the fourth quarter of 2001. The increase in SG&A was primarily driven by this quarter's challenging sales environment, increased employee benefit costs and rising insurance expenses. Commenting on the Company's broad cost-out program, Larry Johnston, Albertsons chairman & chief executive officer, said, "In 2002 we met our phase one goal of $250 million in cost-out by mid year. I am proud to report that by year end 2002, we achieved $446 million of the $500 million phase two goal that we plan to reach by mid-2003. The Company continues to be focused on our overall goal of $750 million in cost-out by year end 2004, and we are currently on track in achieving that target."

     In fiscal year 2002, the Company adopted a new accounting change for vendor allowances. This new accounting policy also complies with recent guidelines issued by the FASB's Emerging Issues Task Force (EITF 02-16). In adopting this change, the Company moved from its previous accounting method which was consistent with GAAP guidelines. Under the new accounting method, these allowances will reside in inventory with the product and not be recognized until sold. This change will not alter the Company's historical practice of having all vendor allowances, regardless of classification, being recognized as a reduction of cost of goods sold. Rather, the change in method has only served to change


                                    -more-

Page 3 - ALBERTSONS ANNOUNCES 4Q AND 2002 RESULTS



     the timing of the recognition of these items. This change resulted in a cumulative, non-cash, one-time adjustment retroactive to the first quarter of 2002 of $93.7 million, net of tax. Excluding the effect of the one-time adjustment, for the full year the change increased net earnings by $3.4 million and reduced fourth quarter net earnings by $6.1 million. This annual change in net earnings was less than 1/4 of one percent of the Company's total vendor allowances for the year. The Company believes that this accounting change provides the maximum level of transparency for investors on vendor allowances and continues Albertsons long history of conservative business practices.

     Commenting on the year's results and future outlook, Mr. Johnston said, "We are pleased with the respectable performance the Albertsons Team turned in during a year of major restructuring and economic uncertainty. Just 18 months into the turnaround we began in April 2001, the foundation of our Company has been significantly strengthened. With a strong focus on our five strategic imperatives, we now face the future more determined than ever to grow and release the untapped shareowner value that lies within this great company."

     For the year ahead, the Company expects earnings per diluted share of between $2.08 and $2.13. This forecast assumes that the current economic and competitive environment continues. Identical sales are expected to be positive by year end 2003, and total square footage is expected to expand by 2% before operational closures and acquisitions.

     Albertsons is one of the world's largest food and drug retailers. Based in Boise, Idaho, the company employs approximately 200,000 associates and operates retail stores in 30 states, under banners that include Albertsons, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Albertsons-Osco, Albertsons-Sav-on, Super Saver and Max Foods.

     The Company will host an analyst conference call Wednesday, March 19, 2003 at 6:30 a.m. (MST). The call will be webcast on the Albertsons web site www.albertsons.com and on www.firstcallevents.com. A recorded replay will also be available on both web sites for approximately one-week. In addition, a telephone replay will be available through PostView with Global Crossing, beginning at 9:30 a.m. (MST) Wednesday, March 19 and ending at 5:30 p.m. (MST) Wednesday, March 26, 2003. To access PostView, call 1-800-633-8284; enter reservation number 21129728 and follow instructions. For calls placed outside U.S., dial 1/402-977-9140.

                                     -more-

Page 4 - ALBERTSONS ANNOUNCES 4Q AND 2002 RESULTS


                                      * * *

      Certain statements contained in this press release, including statements regarding the Company's expected financial performance, are forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information. These statements relate to, among other things: projected sales and earnings per share; investing to increase sales; changes in cash flow; increases in insurance and employee benefit costs; attainment of cost reduction goals; achieving sales increases and increases in identical sales; opening and remodeling stores; and our five strategic imperatives; and are indicated by words or phrases such as "expects," "plans," "believes," "estimate," and "goal." In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information.

      Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include changes in the general economy; changes in interest rates; changes in consumer spending; actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities); and other factors affecting the Company's business in or beyond the Company's control. These factors include changes in the rate of inflation; changes in state or federal legislation or regulation; adverse determinations with respect to litigation or other claims (including environmental matters); labor negotiations; the cost and stability of energy sources; the Company's ability to recruit, retain and develop employees; the Company's ability to develop new stores or complete remodels as rapidly as planned; the Company's ability to implement new technology successfully; stability of product costs; the Company's ability to integrate the operations of acquired or merged companies; the Company's ability to execute its restructuring plans; and the Company's ability to achieve its five strategic imperatives.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking information. The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

     Please refer to our reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

                                ALBERTSONS, INC.
                 (Unaudited - In millions except per share data)

Consolidated Earnings

                                                   13 Weeks Ended       13 Weeks Ended        52 Weeks Ended       52 Weeks Ended
                                                  January 30, 2003     January 31, 2002      January 30, 2003     January 31, 2002
----------------------------------------------  -------------------- --------------------  -------------------- --------------------
Sales                                            $9,107     100.00%   $9,340     100.00%    $35,626    100.00%    $36,605   100.00%
Cost of sales                                     6,507      71.44     6,642      71.12      25,242     70.85      26,179    71.52
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Gross profit                                      2,600      28.56     2,698      28.88      10,384     29.15      10,426    28.48
Selling, general and administrative expenses      2,183      23.97     2,169      23.21       8,604     24.15       8,731    23.85
Restructuring (credits) charges and other            (8)     (0.08)       (8)     (0.08)        (37)    (0.10)        468     1.28
Gain on Sale of NE Drug                               -          -       (54)     (0.58)          -         -         (54)   (0.15)
Merger-related credits                                -          -         -          -           -         -         (15)   (0.04)
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Operating profit                                    425       4.67       591       6.33       1,817      5.10       1,296     3.54
Other expenses:
  Interest, net                                    (101)     (1.11)      (99)     (1.06)       (396)    (1.11)       (425)   (1.16)
  Other, net                                          1       0.01        11       0.13         (16)    (0.04)         (8)   (0.02)
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Earnings from continuing operations before
  income tax                                        325       3.57       503       5.40       1,405      3.95         863     2.36
Income tax expense                                  126       1.37       214       2.29         540      1.51         367     1.00
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Earnings from continuing operations                 199       2.20       289       3.11         865      2.44         496     1.36
Discontinued operations:
  Operating (loss) income                             8       0.09         2       0.02        (429)    (1.20)         10     0.03
  Tax (benefit) expense                               2       0.03         1       0.01        (143)    (0.40)          5     0.01
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Net (loss) income from discontinued operations        6       0.06         1       0.01        (286)    (0.80)          5     0.02
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
  Cumulative effect of change in accounting
    principle                                         -          -         -          -        (154)    (0.43)          -        -
  Tax benefit                                         -          -         -          -          60      0.17           -        -
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Cumulative Effect (Net)                               -          -         -          -         (94)    (0.26)          -        -
----------------------------------------------  --------  ---------  --------  ---------   ---------  --------    -------- --------
Net Earnings                                     $  205       2.26%   $  290       3.12%    $   485      1.38%     $  501     1.38%
                                                ========  =========  ========  =========   =========  ========    ======== ========

Earnings Per Share:
  Basic
    Continuing Operations                         $0.53                $0.71                  $2.18                 $1.22
    Discontinued Operations                        0.01                 0.00                  (0.72)                 0.01
    Cumulative effect of change in accounting
      principle                                       -                    -                  (0.24)                    -
                                                --------             --------              ---------              --------
    Net Earnings                                  $0.54                $0.71                  $1.22                 $1.23
                                                ========             ========              =========             =========
  Diluted
    Continuing Operations                         $0.53                $0.71                  $2.17                 $1.21
    Discontinued Operations                        0.01                    -                  (0.72)                 0.01
    Cumulative effect of change in accounting
      principle                                       -                    -                  (0.23)                    -
                                                --------             --------              ---------             ---------
     Net Earnings                                 $0.54                $0.71                  $1.22                 $1.23
                                                ========             ========              =========             =========

Weighted Average
  Common Shares Outstanding:
    Basic                                           379                  406                    397                   406
    Diluted                                         380                  409                    399                   408

Supplemental Consolidated Earnings Information

                                                   13 Weeks Ended       13 Weeks Ended        52 Weeks Ended       52 Weeks Ended
                                                  January 30, 2003     January 31, 2002      January 30, 2003     January 31, 2002
----------------------------------------------  -------------------- --------------------  -------------------- --------------------

Sales                                             $9,107    100.00%    $9,340    100.00%     $35,626   100.00%    $36,605   100.00%
Cost of sales                                      6,506     71.44      6,642     71.12       25,241    70.85      26,144    71.42
----------------------------------------------  --------- ---------- ---------  --------    --------- --------  ---------  --------
Gross profit                                       2,601     28.56      2,698     28.88       10,385    29.15      10,461    28.58
Selling, general and  administrative expenses      2,183     23.96      2,183     23.37        8,596    24.13       8,635    23.59
----------------------------------------------  --------- ---------- ---------  --------    --------- --------  ---------  --------
Operating profit                                     418      4.60        515      5.51        1,789     5.02       1,826     4.99
Other expenses:
  Interest, net                                     (101)    (1.11)       (99)    (1.06)        (396)   (1.11)      (425)    (1.16)
  Other, net                                           1      0.01         11      0.13          (16)   (0.04)        (8)    (0.02)
----------------------------------------------  --------- ---------- ---------  --------    --------- --------  ---------  --------
Earnings before income taxes                         318      3.50        427      4.58        1,377     3.87      1,393      3.81
Income tax expense                                   123      1.34        168      1.80          529     1.48        548      1.50
----------------------------------------------  --------- ---------- ---------  --------    --------- --------  ---------  --------
Net Earnings                                      $  195      2.16%    $  259      2.78%     $   848     2.39%    $  845      2.31%
                                                ========= ========== =========  ========    ========= ========  =========  ========
Earnings Per Share:
  Basic                                            $0.52                $0.63                  $2.14               $2.08
  Diluted                                          $0.52                $0.63                  $2.13               $2.07

Return on average
  stockholders' equity (1)                          14.7%                17.8%                  15.3%               14.6%
Return on average assets (1)                         5.1%                 6.5%                   5.4%                5.3%

Effective tax rate                                  38.4%                39.4%                  38.4%               39.4%

LIFO charge/(income) before income taxes            ($12)                ($17)                   ($2)                 $5


(1) Annualized

- Certain reclassifications have been made in the prior year to conform to classifications used in the current year.

The following table provides information about the adjustments made to the Company's Consolidated Earnings as reflected in the Supplemental Consolidated Earnings Information. The primary adjustments relate to i) the impact of our restructuring plan adopted in the second quarter of 2001 and iii) the impact of the adoption of SFAS 142, which required that goodwill amortization cease at the end of our fiscal year 2001.


                                                   13 Weeks Ended       13 Weeks Ended        52 Weeks Ended       52 Weeks Ended
                                                  January 30, 2003     January 31, 2002      January 30, 2003     January 31, 2002
----------------------------------------------  -------------------- --------------------  -------------------- --------------------

Earnings from continuing operations before
income taxes - reported                                       $325                 $503                $1,405               $  863

Restructuring Plan:
  Inventory write-down                                          (1)                   -                    (1)                  35
  Asset impairments and adjustments                             (5)                 (28)                  (17)                 389
  Severance                                                     (1)                 (28)                    2                   19
  Lease termination and other                                    -                   20                   (11)                  83
                                                            -------              -------              --------             --------
                                                                (7)                 (36)                  (27)                 526

Gain on Sale of New England Stores                               -                  (54)                    -                  (54)

Goodwill Amortization                                            -                   14                     -                   56


Merger                                                           -                    -                     -                   (8)

Other                                                            -                    -                    (1)                  10
                                                            -------              -------              --------             --------

Earnings before income taxes - adjusted                       $318                 $427                $1,377               $1,393
                                                            =======              =======              ========             ========

                                ALBERTSONS, INC.
                            (Unaudited - In millions)

Consolidated Balance Sheets

                                             January 30, 2003        January 31, 2002
-----------------------------------------  -------------------     -------------------

Assets
Current Assets:
  Cash and cash equivalents                           $   162                 $    61
  Inventories                                           2,973                   3,196
  Assets held for sale                                    120                     326
  Other current assets                                  1,012                   1,040
-----------------------------------------  --------------------    -------------------
    Total Current Assets                                4,267                   4,623

Other Assets                                              301                     398

Goodwill and
  Other Intangibles, net                                1,614                   1,678

Land, Buildings and
  Equipment, net                                        9,029                   9,282
-----------------------------------------  --------------------    -------------------
Total Assets                                          $15,211                 $15,981
                                           ====================    ===================


Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                                    $ 2,009                 $ 2,107
  Current portions of long-term
    debt and capitalized lease
    obligations                                           119                     137
  Other current liabilities                             1,320                   1,352
-----------------------------------------  --------------------    -------------------
     Total Current Liabilities                          3,448                   3,596
Long-Term Debt                                          4,950                   5,060
Capitalized Lease Obligations                             307                     276
Other Long-Term Liabilities
  and Deferred Credits                                  1,309                   1,134
Stockholders' Equity                                    5,197                   5,915
-----------------------------------------  --------------------    -------------------
Total Liabilities and
   Stockholders' Equity                               $15,211                 $15,981
                                           ====================    ===================


Total Common Shares
  Outstanding at End of Period                            372                     407

- Certain reclassifications have been made in the prior year to conform to classifications used in the current year.

                                ALBERTSONS, INC.
                            (Unaudited - In millions)


Consolidated Cash Flows

                                              52 Weeks Ended          52 Weeks Ended
                                             January 30, 2003        January 31, 2002
-----------------------------------------  --------------------    -------------------

Cash Flows From
Operating Activities:
  Net earnings                                        $   485                 $   501
  Adjustments to reconcile net
  earnings to net cash provided by
  operating activities:
    Depreciation and amortization                         966                     970
    Goodwill amortization                                   -                      56
    Discontinued Operations noncash charges               338                       -
    Restructuring and other noncash charges               (10)                    442
    Cumulative Effect of change in
      accounting principle                                 94                       -
    Merger-related noncash credits                          -                     (13)
    Net gain on asset sales                                (9)                    (32)
    Net deferred income taxes and other                   124                    (106)
    Decrease in cash surrender
      value of Company-owned
      life insurance                                       17                      17
    Changes in operating
      assets and liabilities                               58                     174
-----------------------------------------  --------------------    -------------------
        Net cash provided by
          operating activities                          2,063                   2,009
-----------------------------------------  --------------------    -------------------
Cash Flows From
Investing Activities:
  Capital Expenditures                                 (1,359)                 (1,455)
  Proceeds from disposal of land,
    building, and equipment                               101                     288
  Proceeds from disposal of assets held for
    sale                                                  578                     118
  Other                                                    15                     (31)
-----------------------------------------  --------------------    -------------------
        Net cash used in
          investing activities                           (665)                 (1,080)
-----------------------------------------  --------------------    -------------------
Cash Flows From
Financing Activities:
  Payments on long-term borrowings                       (143)                    (89)
  Proceeds from long-term borrowings                        -                     623
  Net commercial paper and
    bank line activity                                      -                  (1,153)
  Proceeds from stock options
    exercised                                              14                      23
  Cash dividends paid                                    (306)                   (309)
  Stock purchased and retired                            (862)                      -
-----------------------------------------  --------------------    -------------------
        Net cash used in
          financing activities                         (1,297)                   (905)
-----------------------------------------  --------------------    -------------------
Net Increase in Cash
  and Cash Equivalents                                    101                      24
Cash and Cash Equivalents
  at Beginning of Period                                   61                      37
-----------------------------------------  --------------------    -------------------
Cash and Cash Equivalents
  at End of Period                                    $   162                 $    61
                                           ====================    ===================